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                                                                    EXHIBIT 4.8

                             ROWAN COMPANIES, INC.
                          CERTIFICATE OF DESIGNATIONS
               Providing for an Issue of Series A Preferred Stock
             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware



         ROWAN COMPANIES, INC., a Delaware corporation (the "Corporation"), certifies that, pursuant to the authority contained In Article Fourth of its Certificate of Incorporation and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the 1998 Debenture Plan Committee of the Board of Directors duly approved at its April 23, 1998 meeting (at which a quorum was present), and the Board of Directors duly ratified and approved at its April 24, 1998 meeting (at which a quorum was present), the following resolutions creating and providing for the issuance of a series of shares of Preferred Stock as hereinafter described, and further providing for the voting powers, designations, preferences and relative, participating, optional or other rights thereof, and the qualifications, limitations or restrictions thereof, in addition to those set forth in said Certificate of Incorporation, all in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, and that such resolutions have at all times since remained in effect and are now in effect and unamended:

         "RESOLVED, that pursuant to Paragraph A of Article Fourth of the Certificate of Incorporation of the Corporation, as amended (which creates and authorizes 5,000,000 shares of preferred stock, par value of $1.00 per share, hereinafter called the "Preferred Stock"), the Board of Directors hereby establishes and provides for the issue of a series of 2,300 shares of Preferred Stock, designated as Series A Preferred Stock (the "Series Stock"), which shares shall be issuable only upon conversion of the Series A Floating Rate Subordinated Convertible Debentures (the "Related Debentures") of the Corporation and shall be convertible into shares of common stock, $.125 par value, of the Corporation (the "Common Stock"), pursuant to the terms and conditions hereinafter set forth.

         RESOLVED, that the voting powers, preferences and relative, participating, optional, conversion, and other rights of the shares of the Series Stock, and the qualifications, limitations or restrictions thereof, in addition to those set forth in said Article Fourth, are as follows:

                  Section 1. Dividends. The holders of shares of Series Stock shall not be entitled to receive cash dividends on such shares.

                  Section 2. Liquidation Preference. (A) Upon the complete liquidation, dissolution, or winding-up of the Corporation, whether voluntarily or involuntarily, the Series Stock shall be entitled, before any distribution is made to the holders



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         of Common Stock and of any other capital stock of the Corporation which ranks junior to the Series Stock in respect of distributions of assets on liquidation, dissolution or winding-up of the Corporation, to be paid $1.00 per share, and shall not be entitled to any further payment.

         (B) In case the net assets of the Corporation are insufficient to pay all outstanding shares of Series Stock, and any other class of stock of the Corporation ranking in parity upon a liquidation, dissolution, or winding-up with the Series Stock ("Parity Stock"), the liquidation preferences to which all such shares are entitled, then the entire net assets of the Corporation shall be distributed ratably to all outstanding shares of the Series Stock and Parity Stock, if any, in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution, or winding-up.

         (C) The merger or consolidation of the Corporation into or with another corporation or the merger or consolidation of any other corporation into or with the Corporation, or the sale, lease or conveyance of all or substantially all the assets, property or business of the Corporation shall not be deemed to be a liquidation, dissolution, or winding-up of the Corporation within the meaning of this Section 2.

         Section 3. Certain Restrictions. Without the consent of the holders of at least two-thirds of the total number of shares of Series Stock outstanding, given in person or by proxy, either in writing or by vote at a meeting called for the purpose, the Corporation shall not create or authorize any additional shares of Series Stock or amend, alter or repeal any of the rights, preferences or powers of the holders of Series Stock so as to affect adversely any such rights, preferences or powers; provided, however, that without the consent of the holders of all outstanding shares of Series Stock, the Corporation shall not amend the Series Stock to adversely affect the Conversion Ratio thereof.

         Section 4. Conversion. Each share of the Series Stock may be converted at any time within thirty days of the issuance thereof, at the option of the holder thereof, into shares of Common Stock of the Corporation, on the terms and conditions set forth below in this Section 4.

         (A) Subject to the provisions for adjustment hereinafter set forth, the number of shares of Common Stock which shall be deliverable upon conversion of a share of Series Stock shall not exceed the face value of the Related Debenture which was converted into such share of Series Stock divided by the mean of the high and low sales price of the Company's Common Stock on the date of sale of such Related Debenture. For the purpose of this subparagraph (A) of this Section 4, the terms "closing price" and "Trading Date" shall have the meanings attributed to them in subparagraph (B)(6) of this Section 4.

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         (B) The number of shares of Common Stock which shall be deliverable upon conversion of a share of Series Stock (the "Conversion Ratio") shall be adjusted from time to time as follows:

                  (1) In case the Corporation at any time or from time to time following the date of issuance of the Related Debentures which may be converted into shares of Series Stock shall pay or make a dividend or other distribution on any class of capital stock of the Corporation in Common Stock, the Conversion Ratio in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by multiplying such Conversion Ratio by a fraction of which the numerator shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the total number of shares of Common Stock constituting such dividend or other distribution, and the denominator shall be the total number of shares of Common Stock outstanding at the close of business on the date fixed for such determination, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subparagraph (B)(1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation will not pay any dividend on shares of Common Stock held in the treasury of the Company.

                  (2) In case the Corporation shall issue rights or warrants to all holders of its Common Stock entitling them (for periods ending within 180 days) to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in subparagraph (B)(6) of this Section) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Ratio in effect at the opening of business on the day following the date fixed for such determination shall be increased by multiplying such Conversion Ratio by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of

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         Common Stock so offered for subscription or purchase would purchase at such current market price, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subparagraph (B)(2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.
         The Corporation will not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Corporation.

                  (3) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Ratio in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Ratio in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately decreased, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                  (4) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets (including securities, but excluding any rights or warrants referred to in subparagraph (B)(2) of this Section, any dividend or distribution paid in cash out of the earned surplus of the Company and any dividend or distribution referred to in subparagraph
         (B)(1) of this Section), the Conversion Ratio shall be adjusted so that the same shall equal that number determined by multiplying the Conversion Ratio in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided In subparagraph (B)(6) of this Section) of the Common Stock on the date fixed for such determination and the denominator shall be such current market price per share of the Common Stock less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of such Board of Directors) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the

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         day following the date fixed the determination of stockholders entitled to receive such distribution.

                  (5) The reclassification (including any reclassification upon a consolidation or merger in which the Corporation is the continuing corporation) of Common Stock into securities including other than Common Stock shall be deemed to involve (a) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and "the date fixed for such determination" within the meaning of subparagraph (B)(4) of this Section), and (b) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective," as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of subparagraph (B)(3) of this Section).

                  (6) For the purpose of any computation under subparagraphs
         (B)(2) and (B)(4) of this Section, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 15 consecutive "Trading Days" selected by the Company commencing not less than 20 nor more than 30 Trading Days before the day in question, The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation for that purpose. The term "Trading Date" shall mean a day on which the principal national securities exchange on which shares of the Common Stock are listed or admitted to trading is open for the transaction of business or, if not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the City of Houston, Texas are not authorized or obligated by law or executive order to close.

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                  (7) The Corporation may make such increases in the Conversion
         Ratio, in addition to those required by subparagraphs (B)(1), (B)(2),
         (B)(3) and (B)(4) of this Section. as it considers to be advisable in order that any event treated for Federal Income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

                  (8) No adjustment in the Conversion Ratio shall be required unless such adjustment would require an increase or decrease of at least one percent in such Conversion Ratio; provided, however, that any adjustment which by reason of this subparagraph (B)(8) is not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article shall be made to the nearest 1/100 of a share.

         (C) The holder of any shares of the Series Stock may exercise his option to convert such shares into shares of Common Stock by surrendering for such purpose to the Corporation, at its principal office or at such other office or agency maintained by the Corporation for that purpose, a certificate or certificates representing the shares of Series Stock to be converted accompanied by a written notice stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this Section 4. As promptly as practicable, and in any event within five business days after the surrender of such certificates and the receipt of such notice relating thereto, the Corporation shall deliver or cause to be delivered
(i) certificates representing the number of validly issued, fully paid and nonassessable shares of Common Stock of the Corporation to which the holder of the Series Stock so converted shall be entitled and (ii) If less than the full number of shares of the Series Stock evidenced by the surrendered certificate or certificates are being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares converted. Conversions shall be deemed to have been made at the close of business on the date of giving of such notice and of such surrender of the certificate or certificates representing the shares of the Series Stock to be converted so that the rights of the holder shall cease with respect to such surrendered certificates except for the right to receive Common Stock of the Corporation in accordance herewith, and the converting holder shall be treated for all purposes as having become the record holder of such Common Stock of the Corporation at such time.

         (D) In connection with the conversion of any shares of the Series Stock, no fractions of shares or Common Stock shall be issued, but the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the market value of such fractional interest. In such event, the market value of a share of Common Stock of the Corporation shall be the current market price per share (as defined in subparagraph (B)(6) of this Section 4) of such shares on the last Trading Date on which

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such shares were traded immediately preceding the date upon which such shares of Series Stock are deemed to have been converted.

         (E) The Corporation shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock of the Corporation issuable upon (a) the conversion of all outstanding shares of the Series Stock, and (b) the conversion or exercise of any other outstanding securities or rights convertible or exercisable into Common Stock, including outstanding Related Debentures.

         Section 5. Adjustments for Certain Corporate Transactions. In case of any consolidation of the Corporation with, or merger of the Corporation into, any other corporation (other than a consolidation or merger in which the Corporation is the continuing corporation and in which no change is made in the outstanding Common Stock), or in case of any sale or transfer of all or substantially all of the assets of the Corporation, the corporation formed by such consolidation or the corporation resulting from such merger or the person which shall have acquired such assets, as the case may be, shall make adequate provision providing that the holder of each share of Series Stock then outstanding shall have the right thereafter to convert such Series Stock into the kind and amount of stock or other securities and property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock into which such Series Stock might have been converted immediately prior to such consolidation, merger, sale or transfer. Adequate provision shall also be made to provide for adjustments which, for events subsequent to such consolidation, merger, sale or transfer, shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 4. The above provisions of this Section 5 shall similarly apply to successive consolidations, mergers, sales or transfers.

         Section 6. Reports of Adjustments. Whenever the Conversion Ratio is adjusted as provided in Sections 4 and 5, the Corporation shall promptly compute such adjustment and promptly mail to each registered holder of the Series Stock and the Related Debentures a certificate, signed by the chief financial officer of the Corporation, setting forth the number of shares of Common Stock into which each share of the Series Stock is convertible as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof and when such adjustment will become effective.

         Section 7. Voting. Except as otherwise provided elsewhere in the Certificate of Incorporation of the Corporation or required by law, the holders of Series Stock shall have no voting power in the election of directors or for any other purposes.

         RESOLVED, that, before the Corporation shall issue any shares of the Series Stock, a certificate of designations pursuant to Section 151 of the General Corporation Law of the State of Delaware shall be made, executed, acknowledged, filed and recorded in accordance with the provisions of said
Section 151; and the proper officers of the Corporation

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are hereby authorized and directed to do all acts and things which may be necessary or proper in their opinion to carry into effect the purposes and intent of this and the foregoing resolutions."

         IN WITNESS WHEREOF, ROWAN COMPANIES, INC. has caused this Certificate to be duly executed by its Senior Vice President and attested to by its Secretary and has caused its corporate seal to be affixed hereto, this 5th day of August 1998.


                                       ROWAN COMPANIES, INC.

                                       By: /s/ E. E. THIELE
                                           -------------------------------------
                                           Senior Vice President
                                           E. E. Thiele
[Corporate Seal]




ATTEST:

/s/ MARK H. HAY
- -----------------------------------
Secretary
Mark H. Hay

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THE STATE OF TEXAS     )
                       )
COUNTY OF HARRIS       )


         Before me, a Notary Public, on this day personally appeared E. E. Thiele, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of Rowan Companies, Inc., a Delaware corporation, that he has executed the same as the act of such corporation for the purposes and consideration therein expressed, and that the facts stated therein are true.

         Given under my hand and seal of office this 5th day of August, 1998.



                                       /s/ MARCIA BRIDGES
                                       -----------------------------------------
                                       Notary Public, in and for
                                       the State of Texas


My Commission Expires:
                                       [SEAL]
      7-18-2002
- ----------------------

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                             ROWAN COMPANIES, INC.


                  CERTIFICATE OF CORRECTION FILED TO CORRECT A
                CERTAIN ERROR IN THE CERTIFICATE OF DESIGNATIONS
              PROVIDING FOR THE ISSUE OF SERIES A PREFERRED STOCK
                 FILED IN THE OFFICE OF THE SECRETARY OF STATE
                         OF DELAWARE ON AUGUST 6, 1998


         Rowan Companies, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         1. The name of the corporation is ROWAN COMPANIES, INC.

         2. That a Certificate of Designations providing for the issue of Series A Preferred Stock was filed in the office of the Secretary of State of Delaware on August 6, 1998 and that said Certificate of Designations requires correction as permitted by Section 103 of The General Corporation Law of the State of Delaware.

         3. The inaccuracy or defect of said Certificate of Designations to be corrected is as follows:

                As a result of a subtotal mistakenly being construed to be the total, the number of shares of the Company's Series A Preferred Stock established and provided for in such Certificate of Designations was inadvertently shown as 2,300 instead of 4,800. To correct this misstatement, the first "Resolved" paragraph (the one and only paragraph or provision containing such number) in the Certificate of Designations is corrected to read as follow:

                    "RESOLVED, that pursuant to Paragraph A of Article
                Fourth of the Certificate of Incorporation of the Corporation, as amended (which creates and authorizes 5,000,000 shares of preferred stock, par value of $1.00 per share, hereinafter called the "Preferred Stock"), the Board of Directors hereby establishes and provides for the issue of a series of 4,800 shares of Preferred Stock, designated as Series A Preferred Stock (the "Series Stock"), which shares shall be issuable only upon conversion of the Series A Floating Rate Subordinated Convertible Debentures (the "Related Debentures") of the Corporation and shall be convertible into shares of common stock, $.125 par value, of the Corporation (the "Common Stock"), pursuant to the terms and conditions hereinafter set forth."



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         IN WITNESS WHEREOF, ROWAN COMPANIES, INC. has caused this Certificate to be duly executed by its Senior Vice President and attested to by its Secretary and has caused its corporate seal to be affixed hereto this 28th day of January 1999.


                                       ROWAN COMPANIES, INC.

                                       By: /s/ E. E. THIELE
                                           -------------------------------------
                                           Senior Vice President
[Corporate Seal]                           E. E. Thiele




ATTEST:

/s/ MARK H. HAY
- -----------------------------------
Secretary
Mark H. Hay